Exhibit 99.1

PhotoMedex Reports Third Quarter 2012 Financial Results

Revenues up 63% over the prior year, consumer revenues up 48%, net income up 77%

MONTGOMERYVILLE, Pa.--(BUSINESS WIRE)--November 7, 2012--PhotoMedex, Inc. (NASDAQ and TASE: PHMD) today reported financial results for the three and nine months ended September 30, 2012. Financial highlights of the 2012 third quarter include:

  Revenues of $56.7 million, an increase of 63% compared with the prior-year third quarter and a decrease of 4% sequentially
  Net income of $7.5 million, an increase of 77% compared with the prior-year third quarter and an increase of 79% sequentially
  Consumer revenues of $49.6 million, an increase of 48% compared with the prior-year third quarter and a decrease of 2% sequentially
  Direct-to-consumer channel revenues of $30.0 million, an increase of 61% compared with the prior-year third quarter and a decrease of 11% sequentially
  Distributor consumer channel revenues of $9.4 million, an increase of 11% compared with the prior-year third quarter and an increase of 34% sequentially
  Global retail and home shopping channel revenues of $10.2 million, an increase of 57% compared with the prior-year third quarter and an increase of 5% sequentially
  Gross profit of $45.4 million, an increase of 71% compared with the prior-year third quarter and a decrease of 3% sequentially
  Gross margin of 80.1% compared with gross margin of 76.6% in the prior-year third quarter and 79.0% in the 2012 second quarter; prior-year third quarter gross margin does not include revenues from the pre-merged PhotoMedex
  Cash generated from operations was $8.7 million in the 2012 third quarter; during the quarter the company repurchased $5.3 million or 424,244 shares of its common stock at an average price of $12.59 per share for a total of $5.3 million

On December 13, 2011 Radiancy, Inc. became a majority owned subsidiary of PhotoMedex in a reverse merger. In accordance with generally accepted accounting principles (GAAP), Radiancy is deemed to be the financial acquirer for financial statement purposes and therefore the related consolidated statements of operations for the periods prior to the merger date do not include activity from the pre-merged PhotoMedex.

Management Commentary

Dr. Dolev Rafaeli, PhotoMedex CEO, commented, “We are pleased to deliver another quarter of strong financial results with revenues increasing 63% over last year, gross profit increasing 71% and net income increasing 79%. Revenues for the first nine months of 2012 exceed revenues for all of 2011. Our consumer marketing programs continue to deliver outstanding results, while the steps we have taken to reduce costs, such as using ocean freight more often to deliver products and consolidating manufacturing, have contributed to margin expansion as well.

“Yesterday we reported that sales of no!no! Hair™ once again broke home television shopping sales records in the U.S. at a 24-hour beauty event held this past weekend despite the fact that the Northeast, a major target market, was still suffering from the effects of the recent hurricane. We beat our own record, which was established over this past Fourth of July holiday. The products for this event were shipped in the fourth quarter, while the products for the Fourth of July holiday were shipped in the second quarter.”

Dr. Rafaeli concluded, “In the coming months we are looking forward to expanding our consumer marketing in the U.S. for XTRAC® for the treatment of psoriasis and Neova® to help reverse the effects of sun-damaged skin, and to expanding our international market for the no!no! family of products.”

Reported Financial Results

Revenues for the third quarter of 2012 were $56.7 million, an increase of 63% over the same period last year. Included in this amount is $6.4 million in revenues from pre-merged PhotoMedex. This compares with revenues for the third quarter of 2011 of $34.7 million, which included no revenues from pre-merged PhotoMedex.

Net income for the third quarter of 2012 was $7.5 million or $0.35 per diluted share, which included $1.5 million in stock-based compensation expense and $1.4 million in depreciation and amortization expenses. This compares with net income for the third quarter of 2011 of $4.2 million or $0.32 per diluted share, which included $1.6 million in stock-based compensation expense and $0.1 million in depreciation and amortization expenses.

Revenues for the nine months ended September 30, 2012 were $165.9 million, an increase of 61% over the same period last year. Included in this amount is $20.6 million in revenues from pre-merged PhotoMedex. This compares with revenues for the nine months ended September 30, 2011 of $103.3 million, which included no revenues from pre-merged PhotoMedex.

Net income for the nine months ended September 30, 2012 was $16.6 million or $0.81 per diluted share, which included $4.8 million in stock-based compensation expense, $4.1 million in depreciation and amortization expenses, $5.6 million in expenses for past litigation and $0.7 million in other one-time charges. This compares with net income for the nine months ended September 30, 2011 of $2.3 million or $0.20 per diluted share, which included $16.4 million in stock-based compensation expense, $0.2 million in depreciation and amortization expenses, $0.8 million in expenses for past litigation and $12.4 million in merger-related expenses.

As of September 30, 2012, the Company had cash, cash equivalents and short term investments of $54.8 million. During the 2012 third quarter the Company repurchased 424,244 shares of its common stock in the open market at an average price of $12.59 per share, for a total of $5.3 million.

On a pro forma basis, had the merger been completed on January 1, 2011, revenues for the three months ended September 30, 2011 would have been $42.9 million, gross profit would have been $30.4 million and net income would have been $2.0 million.

Fourth quarter seasonal fluctuations – both positive and negative – for certain international markets are normal and expected for the Company’s consumer business, as compared with the balance of the year. Moreover, management is continuing to evaluate the impact on revenues from the recent hurricane in the Northeast. Management expects revenue for the fourth quarter of 2012 to increase by more than 60% compared with the same quarter of 2011, and to be between $46 million and $48 million.

Non-GAAP Measures

To supplement PhotoMedex’s consolidated financial statements presented in accordance with GAAP, PhotoMedex provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted income and non-GAAP adjusted income per share.

PhotoMedex’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of PhotoMedex’s current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, PhotoMedex believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

(Unaudited)

	Three Months Ended Sept. 30,		Nine months ended Sept. 30,
(ooo's) except per share amounts	2012	2011 *	2012	2011 *

Net Income as reported	$7,525	$4,249	$16,595	$2,289

Adjustments:
Depreciation and amortization expense	1,402	90	4,176	274
Interest expense, net	(6)	-	401	-
Income tax expense (benefit)	2,500	1,974	3,605	(1,393)

EBITDA	$11,421	$6,313	$24,777	$1,170

Stock-based compensation expense	1,531	1,600	4,819	16,436
Settled Litigation expense	-	680	5,595	798
Merger Related Expenses	-	-	-	12,364
Other one- time expenses	-	-	654	-

Non-GAAP adjusted income	$12,952	$8,593	$35,845	$30,768
Common Shares outstanding at September 30, 2012	21,477	21,477	21,477	21,477

Non-GAAP adjusted income per share	$0.60	$0.40	$1.67	$1.43

*As a result of purchase accounting rules, the operating results of the pre-merged PhotoMedex for the three-month and nine -month period ended September 30, 2011 are not included in the consolidated statements of operations for the periods ended September 30, 2011.

Conference Call

PhotoMedex will hold a conference call to discuss the Company’s third quarter 2012 results and answer questions today, November 7, 2012 beginning at 11:00 a.m. Eastern time.

To participate in the conference call, dial toll free 800-862-9098 or International/toll 785-424-1051 (and confirmation code # 6347174) approximately five to 10 minutes prior to the scheduled start time. For the convenience of our Israeli participants, a local/toll free number (180-925-6145) has been set up (the confirmation code remains the same # 6347174). If you are unable to participate, a digital replay of the call will be available from Wednesday, November 7, from 2:00 p.m. ET until 2:00 p.m. ET Wednesday, November 21, 2012 by dialing toll free 888-203-1112 or International/toll 719-457-0820 (Israeli participants may dial 180-924-6038) and using confirmation code # 6347174.

The live broadcast of PhotoMedex, Inc.'s quarterly conference call will be available online by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call at those sites.

About PhotoMedex

PhotoMedex is a global skin health company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers. The company provides proprietary products and services that address skin diseases and conditions including psoriasis, vitiligo, acne, actinic keratosis (a precursor to certain types of skin cancer) and photo damage. Its experience in the physician market provides the platform to expand its skin health solutions to spa markets, as well as traditional retail, online and infomercial outlets for home-use products. As a result of its December 2011 merger with Radiancy Inc., PhotoMedex has added a range of home-use devices under the no!no!™ brand, for various indications including hair removal, acne treatment and skin rejuvenation. The company also offers a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

SAFE HARBOR STATEMENT

Some portions of the conference call, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans will contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, there are risks and uncertainties related to successfully integrating the products and employees of the Company and Radiancy, as well as the ability to ensure continued regulatory compliance, performance and/or market growth. These risks, uncertainties and other factors, and the general risks associated with the businesses of the Company described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements. The Company cautions readers not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to the Company and are qualified in their entirety by this cautionary statement. The Company anticipates that subsequent events and developments will cause its views to change. The information contained in this conference call speaks as of the date hereof and the Company has or undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

-- Financial Statements follow --

PHOTOMEDEX, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(ooo's) except per share amounts	2012	2011*	2012	2011*

Revenues	$56,681	$34,745	$165,860	$103,333

Cost of revenues	11,281	8,142	34,870	20,054
Gross profit	45,400	26,603	130,990	83,279

Operating expenses:
Selling and marketing	28,285	15,468	85,188	45,505
General and administrative	6,231	4,540	22,593	36,279
Research and development and engineering	628	281	2,146	700
	35,144	20,289	109,927	82,484
Operating income	10,256	6,314	21,063	795
Interest and other financing income (expense), net	(231)	(91)	(862)	101

Income before taxes expense	10,025	6,223	20,201	896

Income tax expense (benefit)	2,500	1,974	3,606	(1,393)

Net income [1]	$7,525	$4,249	$16,595	$2,289

Net income per share:
Basic	$0.35	$0.34	$0.83	$0.21
Diluted	$0.35	$0.32	$0.81	$0.20

Shares used in computing net income per share:
Basic	21,206	12,342	20,001	10,952
Diluted	21,753	13,183	20,549	11,671

[1] Includes: depreciation and amortization	1,402	90	4,176	274

Share-based compensation expense	1,531	1,600	4,819	16,436

*As a result of purchase accounting rules, the operating results of the pre-merged PhotoMedex for the three-month and nine-month period ended September 30, 2011 are not included in the above consolidated statements of operations for the periods ended September 30, 2011.

PHOTOMEDEX, INC. CONSOLIDATED STATEMENTS OF REVENUES (UNAUDITED)

	For the three months ended:
	September 30, 2012	June 30, 2012	September 30, 2011
Consumer:
Direct	$30,001	$33,696	$18,614
Distributors	9,388	7,007	8,492
Retailer and home shopping channels	10,249	9,761	6,526
sub-total	49,638	50,464	33,632

Physician Recurring
XTRAC treatments	2,173	1,977	-
Skin care	1,907	2,135	-
Other	1,041	1,162	-
sub-total	5,121	5,274	-

Professional	1,922	3,168	1,113

Total Revenues	$56,681	$58,906	$34,745

PHOTOMEDEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2012	December 31, 2011
Assets
Cash, cash equivalents, and short-term investments	$54,807	$16,549
Accounts receivable, net	20,516	12,393
Inventories	23,962	19,208
Other current assets	22,228	13,690
Property and equipment, net	5,993	5,324
Other non-current assets	75,150	78,399
Total Assets	$202,656	$145,563

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$29,004	$26,900
Other current liabilities	4,381	1,948
Bank and lease notes payable	17	2,232
Other liabilities	3,794	2,405
Stockholders' equity	165,460	112,078
Total Liabilities and Stockholders' Equity	$202,656	$145,563

PHOTOMEDEX, INC. CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the three months ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,525	$4,249	$16,595	$2,289

Adjustments to reconcile net income to net cash provided by operating activities--
Depreciation and amortization	1,402	90	4,176	274
Provision for doubtful accounts	1,313	570	3,404	2,378
Deferred income taxes	904	943	(332)	(5,162)
Stock-based compensation	1,531	1,600	4,817	16,436
Changes in assets and liabilities:
(Increase) decrease in--
Current Assets	80	2,730	(23,647)	(7,964)
Current liabilities	(4,058)	(13,749)	6,018	2,789
Net cash provided by (used in) operating activities	8,697	(3,567)	11,031	11,040

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds (investment) in short-term deposits	(18,000)	6,000	(18,000)	14,500
Lasers placed in service	(1,180)	-	(2,129)	-
Purchases of PP&E, net	(60)	(136)	(277)	(229)
Other	29	(38)	(34)	(110)
Net cash (used in) provided by investing activities	(19,211)	5,826	(20,440)	14,161

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options/issuance of securities	148	9	37,800	9
Repayments of debt	(108)	-	(2,457)	-
Open market purchase of common stock	(5,342)	-	(5,342)	-
Net cash (used in) provided by financing activities	(5,302)	9	30,001	9
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(263)	-	(337)	-
NET INCREASE IN CASH AND CASH EQUIVALENTS	(16,079)	2,268	20,258	25,210
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	52,886	30,523	16,549	7,581

CASH AND CASH EQUIVALENTS, END OF PERIOD	$36,807	$32,791	$36,807	$32,791

*As a result of purchase accounting rules, the operating results of the pre-merged PhotoMedex for nine- months ended September 30, 2011 are not included in the above condensed statements of cash flows for the period ended September 30, 2011.

CONTACT:
LHA
Kim Sutton Golodet, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com
@LHA_IR_PR
or
PhotoMedex, Inc.
Dennis McGrath, 215-619-3287
Chief Financial Officer
info@photomedex.com